UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2004

CSX CORPORATION

(Exact name of registrant as specified in its charter)

Commission file number: 1-8022

Virginia	62-1051971
(State of incorporation)	(I.R.S. Employer Identification No.)

500 Water Street, 15th Floor
Jacksonville, FL	32202
(Address of principal executive offices)	(Zip Code)

(904) 359-3200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

SECTION 1- REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01 — Entry into a Material Definitive Agreement

(a) On December 8, 2004, the Board of Directors amended the following employee benefit plans: (i) the Supplemental Retirement Benefit Plan of CSX Corporation and Affiliated Corporations; (ii) Special Retirement Plan of CSX Corporation and Affiliated Corporations; (iii) 2002 Deferred Compensation Plan of CSX Corporation and Affiliated Corporations; (iv) CSX Corporation 1987 Long-Term Performance Stock Plan; (v) CSX Corporation 1990 Stock Award Plan; and (vi) CSX Corporation 2002 Corporate Director Deferred Compensation Plan (the “Plans”). The Plans are all nonqualified deferred and equity based compensation plans maintained by the Company and its affiliates for the benefit of its directors, executives, and certain other employees. The Plans were amended to preserve the deferred taxation of benefits as intended by the Plans as a result of new Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”).

     The Board of Directors also approved the adoption of new plans effective January 1, 2005 (“New Plans”). The New Plans will replace the Plans. The New Plans will be designed to comply with the requirements to be imposed under Section 409A of the Code and the regulations expected to be issued thereunder.

     The Board of Directors also amended the CSX Management Incentive Compensation Plan, the CSX Senior Executive Incentive Plan, the CSX Omnibus Incentive Plan and the CSX Corporation Stock Plan for Directors to clarify the application of the deferral provisions.

(b) On December 13, 2004, the Company entered into a Special Employment Agreement with Andrew B. Fogarty. As previously disclosed, Mr. Fogarty is the President and Chief Executive Officer of CSX World Terminals LLC. The Special Employment Agreement provides for a minimum base salary, an annual bonus, long-term incentive award, a severance benefit and other customary benefits. In addition, the Special Employment Agreement provides for a special, discretionary transaction bonus upon the closing of a transaction relating to CSX World Terminals LLC.

     The Special Employment Agreement is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

(c) On December 13, 2004, the Company amended a change in control agreement with Tony L. Ingram. The Company filed the agreement as Exhibit 10.1 to its Form 10-Q for the quarter ended March 26, 2004. The purpose of the amendment is to clarify the relationship of certain termination benefits payable upon a change in control on certain provisions of Mr. Ingram’s March 15, 2004 offer letter.

     The foregoing description of Amendment No. 1 is qualified in its entirety by reference to the terms of employment agreement (filed as Exhibit 10.1 to the Form 10-Q for the quarter ending March 26, 2004), and Amendment No. 1 thereto, which, together with the offer letter, are filed as Exhibit 10.2 hereto, and are incorporated herein by reference.

SECTION 5 — CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.03 — Amendments to Articles of Incorporation or Bylaws, Change in Fiscal Year

(a) On December 8, 2004, the Board of Directors of the Company amended and restated the Articles of Incorporation, effective December 8, 2004, to remove all provisions relating to the Company’s Series A $7.00 Cumulative Preferred Stock, as all these shares have redeemed, and no more shares of this series may be issued.

     The Company’s Amended and Restated Articles of Incorporation, as amended and restated on December 8, 2004, is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

(b) On December 8, 2004, the Board of Directors of the Company amended the Bylaws of the Company, effective December 8, 2004, as follows:

     (i) Article I and Article II of the Bylaws were amended to permit the Company, its directors and shareholders to give notice, vote and take any other action using election transmission.

     (ii) Article I, Section 12 of the Bylaws was amended to have the same timeline for shareholder submission of director nominations and shareholder proposals, and the information required for such submissions. For any shareholder submission to be considered at the Annual Meeting of Shareholders, the shareholder must give written notice of the shareholder submission to the Corporate Secretary and deliver such notice between ninety and one hundred and twenty days prior to the anniversary of the previous annual meeting.

     The notice for a director nomination must provide all information relating to such person that is required to be disclosed pursuant to Regulation 14A under the Securities and Exchange Act of 1934, as amended, and such person’s written consent to be named in the proxy as a nominee and to serve as such director if elected.

     The notice for a shareholder proposal must contain a brief description of the proposal or business desired to be brought before the meeting, the text of the proposal or business, the reasons for conducting such business at the annual meeting, and disclose if the shareholder has any material interest in such business.

     (iii) Article III of the Bylaws was amended to require the Company’s Compensation, Audit and Governance Committees to be comprised of three or more directors who each meet the independence requirements of The New York Stock Exchange and the Securities and Exchange Commission as then in effect and applicable to the Company.

     (iv) Article IX of the Bylaws was added to provide that the share acquisition statute as set forth in Article 14.1 of the Virginia Stock Corporation Act does not apply to the Company.

     The Company’s Bylaws, as amended on December 8, 2004, is attached hereto as Exhibit 3.2 and is incorporated herein by reference.

SECTION 8 — OTHER EVENTS

ITEM 8.01 — Other Events

     In addition to the actions set forth above, on December 8, 2004, the Board of Directors and the Compensation Committee took formal corporate action to terminate a number of plans that have not been used for the past three years. These plans include the CSX Corporation Stock Purchase and Loan Plan, the CSX Corporation Corporate Director Compensation Plan and the CSX Market Value Cash Plan.

SECTION 9 — FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 — Financial Statements and Exhibits

(c)	The following exhibits are being furnished herewith:

3.1	Amended and Restated Articles of Incorporation, as amended and restated on December 8, 2004.

3.2	Bylaws, as amended on December 8, 2004.

10.1	Special Employment Agreement, by and between CSX Corporation and Andrew B. Fogarty, dated December 13, 2004.

10.2	Amendment No. 1, by and between CSX Corporation and Tony L. Ingram, dated December 13, 2004.

S I G N A T U R E

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSX CORPORATION

By: /s/ Carolyn T. Sizemore

Carolyn T. Sizemore
Vice President and Controller
(Principal Accounting Officer)

Date: December 14, 2004